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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Pixar:

      We consent to the incorporation by reference in the registration statements (Nos. 333-99838, 333-62047 and 333-30686) on Form S-8 of Pixar, of
our reports dated December 30, 2000, relating to the balance sheets of Pixar as of January 1, 2000 and December 30, 2000, and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 30, 2000, and the related financial statement schedule, which reports appear in the December 30, 2000 Form 10-K of Pixar.

                                      KPMG LLP

San Francisco, California
March 30, 2001